Exhibit 10.5

Intercreditor Agreement

This Intercreditor Agreement (as supplemented or modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of April 11, 2019, is entered into among ______________, as the First Lien Creditor, the Second Lien Collateral Agent, the Collateral Agent, and Avalanche International, Corp., a Nevada corporation (the “Borrower”) (each capitalized term being used as defined below).

W i t n e s s e t h :

WHEREAS, Pravin Mistry, Paul Johnson and Daniel Johnson (collectively and together with any successors and permitted assigns, the “Second Lien Creditor”) have extended credit to the Borrower from which the Borrower has benefitted and that is secured in part by all of the assets of the Borrower, pursuant to a security agreement dated July 21, 2017 (the “Second Lien Security Agreement ”) by and among the Company, MTIX Ltd., a company formed under the laws of England and Wales and Pravin Mistry as collateral agent for the Second Lien Creditor (the “Second Lien Collateral Agent”);

WHEREAS, DPW Holdings, Inc., then known as Digital Power Corporation (the “Third Lien Creditor”) has extended credit to the Borrower from which the Borrower has benefitted and that is secured in part by all of the assets of the Borrower, pursuant to a security agreement dated August 21, 2017 (the “Third Lien Security Agreement ”) by and between the Company and the Third Lien Creditor, acting as its own collateral agent (in such capacity, the “Third Lien Collateral Agent”);

WHEREAS, ______________ (together with any successors and permitted assigns, the “First Lien Creditor” and, together with the Second Lien Creditor, the “Creditors”) has agreed, pursuant to a securities purchase agreement (as such agreement may be modified or supplemented in accordance herewith, the “First Lien Purchase Agreement”) to loan funds to the Borrower upon the terms and subject to the conditions set forth therein secured by a first lien on the Collateral (as defined in the First Lien Purchase Agreement) held by the First Lien Creditor; and

Whereas, a condition precedent to the obligations of First Lien Creditor to issue the Note (as defined in the First Lien Purchase Agreement) to the Borrower under the First Lien Purchase Agreement is that the Second Lien Collateral Agent, the Third Lien Collateral Agent and the Borrower shall have executed and delivered this Agreement to the Collateral Agent;

Now, Therefore, in consideration of the premises and the covenants and agreements contained herein, each party hereto hereby agrees as follows:

Section 1.     Definitions

1.1       Definitions

(a)       Capitalized terms used herein but not otherwise defined are used as defined in the First Lien Purchase Agreement on the date hereof, as such definitions may be amended thereafter as permitted by the Transaction Documents; provided, that no such amendment shall be effective for purposes of this Agreement unless made with the approval of the Second Lien Collateral Agent and the Third Lien Collateral Agent.

(b)       The following terms shall be defined to include any item included as such in the definition of these terms under any Transaction Document: “Default” or “Event of Default”.

(c)       As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Adequate Protection” means “adequate protection” under sections 361, 362, 363 or 364 of the Bankruptcy Code and any similar concept under any other applicable Bankruptcy Law or other Regulation.

“Bankruptcy Code” means title 11, United States Code.

“Bankruptcy Law” means each of the Bankruptcy Code, any similar federal, state or foreign Regulation for the relief of debtors or any arrangement, reorganization, insolvency, moratorium or assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Borrower and any similar Regulations relating to or affecting the enforcement of creditors’ rights generally.

“Collateral” means any property subject to a First Lien (in each case, including any judgment lien), including all “Collateral” of the Borrower as defined under the First Lien Documents, and any proceeds thereof.

“Collateral Agent” means _____________, in its capacity as collateral agent for the Secured Parties hereunder, together with any successor collateral agent hereunder.

“Collateral Enforcement Action” means, with respect to any Secured Party, for such Secured Party, whether or not in consultation with any other Secured Party, to exercise, seek to exercise, join any Person in exercising or institute or maintain or participate in any action or proceeding with respect to, any rights or remedies with respect to any Collateral, including (a) commencing, seeking to commence or joining any Person in commencing any Insolvency Proceeding, (b) instituting or maintaining, or joining any Person in instituting or maintaining, any enforcement, contest, protest, attachment, collection, execution, levy or foreclosure action or proceeding with respect to any Collateral, whether under any Transaction Document or otherwise, (c) exercising any right of set-off with respect to the Borrower, (d) exercising any right or remedy under any control agreement, landlord waiver, bailee’s letter or similar agreement or arrangement or (e) causing (or, after the occurrence and during the continuance of any Event of Default, consenting to or requesting) any sale of Collateral or other disposition of any Collateral.

“Controlling Creditor” means, until the First Lien Creditor shall have confirmed in writing, which confirmation shall not be unreasonably withheld, conditioned or delayed, to the Collateral Agent and Second Lien Collateral Agent that all First Lien Obligations shall have been paid in full, the First Lien Creditor and, thereafter, the Second Lien Creditor; provided, that, if First Lien Obligations shall have been reinstated after such confirmation, the “Controlling Creditor” shall again be the First Lien Creditor from and after such reinstatement until a new confirmation shall have been signed by the First Lien Creditor.

“Creditor” means each of the First Lien Creditor, the Second Lien Creditor and the Third Lien Collateral Agent.

“Creditor Document” means each First Lien Document, Second Lien Document and Third Lien Document.

“Default Distribution Period” has the meaning specified in Section 3.1(b) (Optional and Mandatory Prepayments).

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“First Lien” means any Lien securing any First Lien Obligation, including any such Lien previously released or otherwise terminated but later reinstated, to the extent so reinstated.

“First Lien Documents” means the “Transaction Documents” as defined in the First Lien Purchase Agreement (other than this Agreement) or any Post-Petition Financing Document, together with any certificate, agreement, document or instrument evidencing, modifying or governing an obligation thereunder or any other obligation to any “Secured Party” as defined in the First Lien Purchase Agreement, granting, modifying or evidencing a Lien for the benefit of any such “Secured Party” or governing or modifying rights or remedies with respect to any such Lien.

“First Lien Obligations” means each of the following:

(a)       the “Obligations” (under and as defined in the First Lien Purchase Agreement);

(b)       all extensions of credit under any Post-Petition Financing;

(c)       all other amounts, obligations, covenants and duties, of every type and description owing by the Borrower (in its capacity as such) under any First Lien Document (including any indemnification or reimbursement obligation, any damages, any liabilities, any obligation arising under any cash management, foreign exchange, currency swap or interest rate hedging transaction, any obligation to post cash collateral in respect of letters of credit), whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money;

(d)       any payment made to any other Person other than the Borrower (i) to acquire, satisfy or otherwise discharge any claim for the purpose of maintaining, preserving or protecting any Collateral, any First Lien or, to the extent such payment is made by the First Lien Creditor, any Second Lien or Third Lien; and

(e)       any Post-Petition Interest on any obligation described in any of clauses (a) through (d) above;

“Indebtedness” means, with respect to any Person, without duplication, the following: (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services other than accounts payable and accrued liabilities incurred in respect of property or services purchased in the ordinary course of business, (iii) all obligations of such Person evidenced by notes, bonds, debentures or similar borrowing or securities instruments, (iv) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (v) all obligations of such Person as lessee under capital leases, (vi) all reimbursements and all other obligations of such Person with respect to (A) letters of credit, bank guarantees or bankers’ acceptances or (B) surety, customs, reclamation, performance or other similar bonds, (vii) all obligations of such Person secured by Liens on the assets of such Person, (viii) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, (ix) all obligations of such Person in respect of any guaranty by such Person of any obligation of another Person of the type described in clauses (i) through (viii) of this definition, (x) all obligations of another Person of the type described in clauses (i) through (ix) secured by a Lien on the property assets of such Person (whether or not such Person is otherwise liable for such obligations of such other Person) and (xi) after taking into account the effect of any legally-enforceable netting contractual obligations of such Person, all payments that would be required to be made in respect of any derivative instrument in the event of a termination (including an early termination) on the date of determination.

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“Insolvency Proceeding” means, in each case with respect to the Borrower, any property of the Borrower or any Indebtedness of the Borrower, (a) any voluntary or involuntary case, action or proceeding before any court or other Governmental Authority under the Bankruptcy Code or otherwise relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, (b) any general assignment for the benefit of creditors or formal or informal moratorium, composition, marshaling of assets for creditors or other, similar arrangement, adjustment, protection relief or composition of any debt or (c) any case or proceeding seeking the entry of an order for relief or appointment of a permanent or interim receiver, manager, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower, or over all or a substantial part of its property or a warrant of attachment, execution or similar process.

“Lender” means each of the First Lien Creditor, the Second Lien Creditor and the Third Lien Creditor.

“Notice of Default” means a written certificate, in form reasonably satisfactory to the Collateral Agent, from the Controlling Creditor to the Collateral Agent and the other Creditor certifying that (a) the sender of such notice is the Controlling Creditor and (b)(i) an Event of Default has occurred and is continuing under the Transaction Documents of such Controlling Creditor or (ii) the Secured Obligations under the Transaction Documents of such Controlling Creditor shall have been accelerated as set forth in such Transaction Documents.

“paid in full” or “payment in full” means, at any time with respect to any Secured Obligations, the occurrence of all of the following (other than as part of a Refinancing):

(a)       payment in full in cash of such Secured Obligations (and termination of all other obligations with respect thereto), including principal, interest and premium, if any, other than, in each case to the extent not then due and payable or otherwise owed, contingent indemnification or reimbursement obligations; and

(b)       if such Secured Obligations consist of all Secured Obligations owing to either Creditor, termination of all commitments by such Creditor, if any.

“Post-Petition Financing” means any financing obtained by the Borrower during any Insolvency Proceeding or otherwise pursuant to any Bankruptcy Law on terms and conditions acceptable to the First Lien Creditor, including any such financing obtained by the Borrower under Section 364 of the Bankruptcy Code or consisting of any arrangement for use of cash collateral held in respect of any Secured Obligation under Section 363 of the Bankruptcy Code, in each case or any similar provision of any Bankruptcy Law.

“Post-Petition Financing Document” means any agreement, certificate, document or instrument executed by the Borrower with respect to any Post-Petition Financing.

“Post-Petition Interest” means all interest accruing after the filing of any petition in bankruptcy or the commencement of any Insolvency Proceeding, whether or not a claim for post-filing or post-petition interest is allowed in any such Insolvency Proceeding.

“Post-Petition Securities” means any Securities or other Indebtedness received in full or partial satisfaction of any claim as part of any Insolvency Proceeding.

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“Refinancing” means, with respect to any Indebtedness, any other Indebtedness (including under any Post-Petition Securities received on account of such Indebtedness) issued as part of a refinancing, extension, renewal, defeasance, amendment, restatement, modification, supplement, restructuring, replacement, exchange, refunding or repayment thereof.

“Second Lien” means any Lien securing any Second Lien Obligation.

“Second Lien Documents” means the Second Lien Security Agreement, the three notes issued to the Second Lien Creditor, and together with any certificate, agreement, document or instrument evidencing, modifying or governing any obligation thereunder or any other obligation to any “Secured Party” (as defined in the Second Lien Security Agreement), granting, modifying or evidencing a Lien for the benefit of any such “Secured Party”, or governing or modifying rights or remedies with respect to any such Lien.

“Second Lien Obligations” means (a) the “Obligations” (as defined in the Second Lien Security Agreement) and (b) all other amounts, obligations, covenants and duties, of every type and description owing by the Borrower (in its capacity as such) under any Second Lien Document (including any damages or liabilities and any indemnification or reimbursement obligation), whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money.

“Secured Obligation” means any First Lien Obligation, Second Lien Obligation or Third Lien Obligation.

“Secured Party” means the First Lien Creditor, the Second Lien Creditor, the Second Lien Collateral Agent, the Collateral Agent and the Third Lien Creditor.

“Third Lien” means any Lien securing any Third Lien Obligation.

“Third Lien Documents” means the Second Lien Security Agreement, the notes issued to the Third Lien Creditor, and together with any certificate, agreement, document or instrument evidencing, modifying or governing any obligation thereunder or any other obligation to any “Secured Party” (as defined in the Third Lien Security Agreement), granting, modifying or evidencing a Lien for the benefit of any such “Secured Party”, or governing or modifying rights or remedies with respect to any such Lien.

“Third Lien Obligations” means (a) the “Obligations” (as defined in the Third Lien Security Agreement) and (b) all other amounts, obligations, covenants and duties, of every type and description owing by the Borrower (in its capacity as such) under any Third Lien Document (including any damages or liabilities and any indemnification or reimbursement obligation), whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code of the State of New York, as amended.

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1.2       Certain Other Terms. The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement. In the computation of time periods, unless otherwise specified, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding” and the word “through” means “to and including”. The term “including” means “including without limitation” except when used in the computation of time periods. References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement. References herein to any section or clause in any Transaction Document shall include references to any successor section or clause in any successor Transaction Document. Where the context requires, provisions relating to any Collateral shall refer to the Collateral or any relevant part thereof. All references to the Borrower shall include the Borrower as debtor and debtor-in-possession and any receiver or trustee for the Borrower in any Insolvency Proceeding. Except as otherwise expressly provided herein, references herein to any term as defined in any Transaction Document are references to such terms as defined on the date hereof, together with any amendment to such definitions effective after the date hereof with the approval of each Creditor. Any other reference in this Agreement to any Transaction Document shall include all appendices, exhibits and schedules thereto, and, except to the extent expressly provided herein, all effective amendments, restatements, supplements and other modifications thereto, in each case permitted hereunder. References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

Section 2.     Lien Priorities

2.1       Subordination. Notwithstanding the date, manner or order of grant, attachment or perfection of any First Lien, Second Lien or Third Lien and notwithstanding any provision of the UCC or any other applicable Regulation or any Transaction Document or any other circumstance whatsoever:

(a)       any First Lien on any Collateral, whether now or hereafter existing and regardless of how acquired or created, shall be senior and prior to any Second Lien and Third Lien on such Collateral and shall remain so, whether or not such First Lien is junior or subordinate to any other obligation or any Lien securing any other obligation; and

(b)       any Second Lien or Third Lien on any Collateral, whether now or hereafter existing and regardless of how acquired or created, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all First Liens on such Collateral.

2.2       Contesting Liens and Priorities; Marshalling

(a)       Contesting Liens and Priorities. No Secured Party or the Borrower shall (and neither the Second Lien Collateral Agent, the Third Lien Collateral Agent or the Borrower shall direct the Collateral Agent to, and each of the Second Lien Collateral Agent, the Third Lien Collateral Agent and the Borrower hereby waives, to the fullest extent permitted by applicable Regulations, any right it might have to) raise any objection to or otherwise contest, and no Secured Party or the Borrower shall support any other Person in raising any objection to or otherwise contesting, whether or not as part of any Collateral Enforcement Action or in any resulting or related action or proceeding (including any Insolvency Proceeding), any of the following without the consent of the First Lien Creditor:

(i)       the priority, validity or enforceability of any First Lien, including the priority set forth herein with respect to any Second Lien; or

(ii)       the amount of any Secured Obligation asserted or permitted to be asserted by any Secured Party or otherwise secured by any First Lien or, as the case may be, Second Lien.

(b)       Marshalling. Neither the Second Lien Collateral Agent nor the Third Lien Collateral Agent shall, prior to the payment in full of the First Lien Obligations, assert, demand, request, plead or otherwise claim the benefit of, any marshalling, appraisal, valuation and any other right that may otherwise be available under applicable Regulation with respect to any Collateral to a creditor in its capacity as beneficiary of a Second Lien or Third Lien, as applicable, on such Collateral.

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2.3       No Additional Liens

(a)       The Borrower shall not grant any new Second Lien or Third Lien on any of its property (in each case, other than customary rights of setoff to the Second Lien Creditor or the Third Lien Creditor) unless the Borrower has granted, through documentation in form and substance satisfactory to the First Lien Creditor, a First Lien on such property in favor of the Collateral Agent for the benefit of the First Lien Creditor as security for the First Lien Obligations.

(b)       To the extent any Collateral shall be subject to any Second Lien securing any Second Lien Obligation for the benefit of the Second Lien Creditor or Third Lien securing any Third Lien Obligation for the benefit of the Third Lien Creditor and such Collateral is not subject to a First Lien securing the First Lien Obligations to the same extent (after giving effect to transactions scheduled to occur concurrently with the grant of such Second Lien), then each of the Second Lien Collateral Agent and the Third Lien Collateral Agent shall, upon demand by and at the option of the First Lien Creditor, either (i) release such Second Lien or Third Lien, as applicable, (ii) ensure that the Borrower grants a First Lien on such Collateral in favor of the Collateral Agent for the benefit of the First Lien Creditor as security for the First Lien Obligations or (iii) assign a first priority First Lien in such Collateral to the Collateral Agent for the benefit of the First Lien Creditor as security for the First Lien Obligations. Prior to such assignment or release, each of the Second Lien Collateral Agent and the Third Lien Collateral Agent shall act as sub-agent of the Collateral Agent for the sole purpose of perfecting the Lien on such Collateral, and the First Lien Creditor shall thereby be deemed to have a first-priority First Lien on such Collateral for all purposes.

Section 3.     Payments and Application of Proceeds

3.1       Optional and Scheduled Payments

(a)       First Lien Obligations. Prior to payment in full of all First Lien Obligations, the First Lien Creditor may receive and retain all payments in respect of any First Lien Obligation (including from Collateral).

(b)       Second Lien Obligations; Third Lien Obligations. The Second Lien Creditor may receive payments of interest in respect of any Second Lien Obligation (including upon conversion of the promissory notes issued thereunder) and the Third Lien Creditor may receive payments of interest in respect of any Third Lien Obligation (including upon conversion of the promissory notes issued thereunder) unless such payments are made from Collateral at any time (a “Default Distribution Period”) that is prior to the payment in full of all First Lien Obligations and when (i) any Notice of Default has been delivered by the First Lien Creditor and has not been withdrawn, (ii) such payments contradict any other provision of this Agreement or (iii) such payments are the direct or indirect result of any Collateral Enforcement Action taken by the Second Lien Creditor or the Third Lien Creditor in contravention of this Agreement, including in contravention of Section 4 (Exercise of Second Lien and Third Lien Remedies).

3.2       Application of Proceeds During Default. Proceeds of Collateral received by the Collateral Agent or any Secured Party during a Default Distribution Period or otherwise required to be applied pursuant to this section shall be applied first, to repay the First Lien Obligations as set forth in the First Lien Documents until paid in full (including Post-Petition Interest) and then, to repay the Second Lien Obligations as set forth in the Second Lien Loan Agreement until paid in full, and then, to repay the Third Lien Obligations as set forth in the Third Lien Loan Agreement until paid in full

3.3       Payment Over. To the extent received by any Secured Party prior to the payment in full of all First Lien Obligations, all Collateral (including proceeds of any insurance policy covering Collateral, but only to the extent of such coverage), whether or not in connection with the exercise of any right or remedy (including the exercise of any right of setoff) but other than payments of the Second Lien Obligations or Third Lien Obligations permitted to be made pursuant to Sections 3.1 and 3.2 above, shall be segregated and held in trust and forthwith paid over to the Collateral Agent to be held for the benefit of the First Lien Creditor, in each case in the same form as received and with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

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3.4       Subrogation. To the extent the Second Lien Creditor or the Third Lien Creditor makes a payment to the First Lien Creditor, the Second Lien Creditor or the Third Lien Creditor, as applicable, shall be subrogated to the rights of the First Lien Creditor; provided, that the Second Lien Creditor and the Third Lien Creditor shall assert, enforce or exercise (whether directly or through the Collateral Agent) against any Person prior to payment in full of the First Lien Obligations any right of subrogation it may have obtained from the First Lien Secured Creditor or the Collateral Agent or otherwise as a result of any payment hereunder, whether or not such payment is required or permitted under this Agreement.

3.5       Reinstatement. If any First Lien Creditor is required, in any Insolvency Proceeding or otherwise, to turn over or otherwise pay to the estate of the Borrower any amount (a “Recovery”), then the First Lien Obligations shall be reinstated to the extent of such Recovery and the First Lien Creditor shall be entitled to the payment in full of the First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

Section 4.     Exercise of Second Lien and Third Lien Remedies

4.1       Standstill. Prior to the payment in full of the First Lien Obligations, whether or not any Insolvency Proceeding has been commenced by or against the Borrower, neither the Second Lien Collateral Agent nor the Third Lien Collateral Agent shall do (and neither the Second Lien Collateral Agent nor the Third Lien Collateral Agent shall direct the Collateral Agent to do) any of the following without the consent of the First Lien Creditor:

(a)       take any Collateral Enforcement Action; provided, that any Second Lien Credit Party or Third Lien Credit Party may, in any Insolvency Proceeding, perform the actions described in clauses (a) through (d) of Section 5.5 (Rights of Second Lien Creditor and Third Lien Creditor in any Insolvency Proceeding); or

(b)       object to, contest or take any other action that is reasonably likely to hinder, (i) any Collateral Enforcement Action (other than any Insolvency Proceeding) of the First Lien Creditor, (ii) any release of Collateral permitted under Section 8 (Release of Collateral), whether or not done in consultation with or with notice to the First Lien Creditor or (iii) any decision by the First Lien Creditor to forbear or refrain from bringing or pursuing any such Collateral Enforcement Action or to effect any such release.

4.2       Reserved.

4.3       Rights of Second Lien Creditor and Third Lien Creditor as Unsecured Creditors. Except as otherwise expressly provided in this Section 4, nothing in this Section 4 is intended to modify any right to demand or sue for payment or any other right or remedy that the Second Lien Creditor or the Third Lien Creditor may have as an unsecured creditor against the Borrower in accordance with the terms of the Second Lien Documents or the Third Lien Documents and applicable Regulations and each of the Second Lien Creditor and the Third Lien Creditor may take any action (or direct the Collateral Agent to take any action) to create, perfect or preserve Second Liens or the Third Liens, as applicable, not inconsistent with the other provisions of this Agreement and not adverse to the priority of such Second Liens, Third Liens or the First Liens; provided, that, in the event that either the Second Lien Creditor or the Third Lien Creditor becomes a judgment lien creditor or otherwise obtains any Lien as a result of its enforcement of its rights as an unsecured creditor, such judgment lien and the Collateral subject thereto shall be subject to all terms and conditions of this Agreement, and such judgment lien shall be a Second Lien or Third Lien, as applicable, and shall be junior and subordinate to the Liens securing the First Lien Obligations hereunder on the same basis as any other Second Lien or Third Lien.

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Section 5.     Insolvency Proceedings

5.1       Waivers. As long as the First Lien Obligations shall not have been paid in full (irrespective of whether the First Lien Obligations are scheduled to be paid in full as part of an applicable Insolvency Proceeding), neither the Second Lien Creditor nor the Third Lien Creditor shall do (and neither the Second Lien Creditor nor the Third Lien Creditor shall direct the Collateral Agent to do, and each of the Second Lien Creditor and the Third Lien Creditor hereby waives, to the fullest extent permitted by applicable Regulations, any right it might have to do) any of the following in any Insolvency Proceeding without the consent of the First Lien Creditor:

(a)       raising any objection to, opposing or contesting (or supporting any Person in objecting, opposing or contesting) any of the following:

(i)       Allowance of First Lien Obligations and Related Liens. Any item set forth clauses (i) and (ii) of Section 2.2 (Contesting Liens and Priorities) (irrespective of whether the First Lien Obligations are scheduled to be paid in full as part of such Insolvency Proceeding), including (A) the amount of the First Lien Obligations allowed or permitted to be asserted under any Bankruptcy Law or otherwise in any Insolvency Proceeding, or (B) the extent to which the First Lien Obligations are deemed secured claims under Section 506(a) of the Bankruptcy Code or any similar provision in Bankruptcy Law;

(ii)       Adequate Protection for First Lien Obligations. (A) Any request for protection to be provided to the First Lien Secured Lenders with respect to any Collateral, including any Adequate Protection sought by or granted to the First Lien Creditor (or the Collateral Agent acting on behalf of, or with the express consent of, the First Lien Creditor) with respect to any Collateral or (B) any consent or objection by the First Lien Creditor (or the Collateral Agent acting on behalf of, or with the express consent of, the First Lien Creditor) to any motion, relief, action or proceeding based on any Person (including the First Lien Creditor) claiming a lack of Adequate Protection with respect to any Collateral;

(iii)       Post-Petition Interest and Expenses for First Lien Obligations. Any request by the First Lien Creditor (or the Collateral Agent acting on behalf of, or with the express consent of, the First Lien Creditor) to permit, as part of such Insolvency Proceeding, the payment or accrual of interest and fees, costs and expenses (including fees and expenses of counsel and other professional advisors) after the commencement of such Insolvency Proceeding, including pursuant to Sections 506(b) or (c) of the Bankruptcy Code or any similar provision of any applicable Bankruptcy Law;

(iv)       Use of Cash Collateral. Any use of Collateral constituting cash collateral by the Borrower;

(v)       Post-Petition Financing. Any Post-Petition Financing constituting First Lien Obligations, regardless of whether any amounts, obligations, covenants or duties thereunder are senior to the Second Lien Obligations or the Third Lien Obligations or secured by First Liens, and, with respect to each such Post-Petition Financing, (A) each Lien securing such Post-Petition Financing shall be a First Lien and, therefore, the Second Liens and the Third Liens on any Collateral shall be junior and subordinate to such Lien to the same extent such Second Liens and Third Liens are junior and subordinate to any other First Lien and (B) each of the Second Lien Creditor and the Third Lien Creditor shall further subordinate each Second Lien or Third Lien, as applicable, to any First Liens securing such Post-Petition Financing as necessary or appropriate to effect the priority described in clause (A) above;

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(vi)       Sale of Collateral. Any proposed sale of the Collateral pursuant to Section 363 of the Bankruptcy Code or any similar provision of any applicable Bankruptcy Law;

(vii)       Relief from Automatic Stay. (A) Any request for relief from the automatic stay as provided in Section 362 of the Bankruptcy Code or any similar provision of any applicable Bankruptcy Law sought by the First Lien Creditor (or the Collateral Agent acting on behalf of, or with the express consent of, the First Lien Creditor) with respect to Collateral or (B) any consent or objection by the First Lien Creditor (or the Collateral Agent acting on behalf of, or with the express consent of, the First Lien Creditor) to any motion, relief, action or proceeding based on any Person (including the First Lien Creditor) claiming such relief from automatic stay with respect to any Collateral; or

(viii)       Plan of Reorganization. The treatment of First Lien Obligations under a Chapter 11 plan of reorganization under the Bankruptcy Code or any similar plan or reorganization or arrangement under any applicable Bankruptcy Law;

(b)       Adequate Protection. (i) Request or accept any grant of Adequate Protection on account of any Collateral or any other relief with respect to any Collateral or (ii) otherwise request the payment of interest on any Second Lien Obligations or Third Lien Obligations or of fees, costs or expenses (including fees or expenses of counsel and other professional advisors) as part of any Insolvency Proceeding, including pursuant to Sections 506(b) and (c) of the Bankruptcy Code or similar provisions of any other Bankruptcy Law; provided, that (x) to the extent the First Lien Creditor is granted Adequate Protection with respect to the Collateral in the form of the benefit of additional or replacement Liens on any Collateral (whether or not pre-petition Collateral), then the Second Lien Creditor or the Third Lien Creditor may request Adequate Protection in the form of the same additional or replacement Liens on such Collateral, which Liens shall then be junior and subordinate to the First Liens as provided in this Agreement (including, if applicable, to the Liens securing any Post-Petition Financing as provided in clause (a)(v)) and (y) the Second Lien Creditor and the Third Lien Creditor may request accrual (but not the payment) of any interest on any Second Lien Obligations or Third Lien Obligations, as applicable, or of any fees, costs or expenses constituting part of Second Lien Obligations or the Third Lien Obligations, as applicable, as part of an Insolvency Proceeding (which each of the Second Lien Creditor and the Third Lien Creditor agrees will constitute adequate protection of their claims and interests under the Bankruptcy Code);

(c)       Relief from Automatic Stay. Seek relief from the automatic stay as provided in Section 362 of the Bankruptcy Code or any similar provision of any applicable Bankruptcy Law or any other stay in respect of the Collateral.

5.2       Voting. Until the payment in full of all First Lien Obligations, if either the Second Lien Creditor or the Third Lien Creditor has not voted its claim in respect of any Collateral in any Insolvency Proceeding on or prior to 10 days before the expiration of the time to vote such claim, the First Lien Creditor shall have the right, but not the obligation, to vote such claim. Any such vote by the First Lien Creditor shall be irrevocable when made, and, once made, neither the Second Lien Creditor nor the Third Lien Creditor shall have any right to (and each of the Second Lien Creditor and the Third Lien Creditor hereby waives, to the fullest extent permitted by applicable Regulations, any right it might otherwise have to) change or withdraw any such vote.

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5.3       Post-Petition Securities. If, prior to the payment in full of the First Lien Obligations, the Second Lien Creditor or the Third Lien Creditor receives any Post-Petition Securities in any Insolvency Proceeding and such Post-Petition Securities benefit from any Lien upon any Bitcoin, Ether or similar blockchain property of any reorganized debtor, such Liens shall constitute Second Liens or Third Liens, as applicable, hereunder and shall be junior and subordinate to the First Liens (which shall include any Liens securing any Post-Petition Securities received in such Insolvency Proceeding on account of any First Lien Obligation) to the same extent as all other Second Liens or Third Liens hereunder.

5.4       Separate Classification. The grants of First Liens, Second Liens and Third Liens pursuant to the Transaction Documents constitute separate and distinct grants and, because of, among other things, differing rights in the Collateral, each of the Second Lien Obligations and the Third Lien Obligations are fundamentally different from the First Lien Obligations, and the Second Lien Obligations, the Third Lien Obligations and First Lien Obligations must be separately classified in any Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the Second Lien Obligations, the Third Lien Obligations and the First Lien Obligations constitute only one secured claim with respect to any Collateral (and not separate classes of senior and junior secured claims), then all distributions with respect any Collateral shall be made as if there were separate classes of senior and junior secured claims against the Borrower in respect of such Collateral (with the effect that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Creditor and the Third Lien Creditor), the First Lien Creditor shall be entitled to receive, in addition to amounts distributed to it in respect of principal, pre-petition interest and other claims, Post-Petition Interest, before any distribution is made in respect of the claims held by the Second Lien Creditor with respect to the Collateral (and each of the Second Lien Creditor and the Third Lien Creditor shall, in accordance with Section 3.4 (Payment Over) and in addition to but without duplication of any amounts to be turned over thereunder, turn over to the First Lien Creditor for the benefit of the First Lien Creditor all amounts otherwise received by it (and assign all rights to receive amounts receivable by them) to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Creditor or the Third Lien Creditor).

5.5       Rights of Second Lien Creditor and Third Lien Creditor in an Insolvency Proceeding. Without limitation to other rights of the Second Lien Creditor or the Third Lien Creditor and except as otherwise limited or prohibited by Section 4 (Exercise of Second Lien and Third Lien Remedies Remedies) or any other provision of this Section 5 and except as part of or following any Collateral Enforcement Action initiated in contravention of this Agreement, the Second Lien Creditor and the Third Lien Creditor may (directly or through the Collateral Agent) do each of the following:

(a)       prove its claim or, if applicable, its interest;

(b)       file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors;

(c)       file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of any Second Lien Obligation in any Insolvency Proceeding, whether or not such Second Lien Obligation or Third Lien Obligation is secured by any Collateral, in each case unless otherwise expressly prohibited by this Agreement; and

(d)       vote on any plan of reorganization.

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Section 6.      Amendments

6.1       Amendments to Second Lien Documents. Without the prior written consent of the First Lien Creditor, no Second Lien Document may be amended, supplemented or otherwise modified, and no new Second Lien Document may be entered into, in each case if the effect of such amendment, supplement, modification or new Second Lien Document is to do any of the following:

(a)       change or amend any term if such change or amendment would have a material adverse effect on the rights and obligations of the First Lien Creditor or the Collateral Agent, materially increase the obligations of the Borrower or otherwise confer additional material rights to the holder of such Second Lien Obligation in a manner adverse to the Collateral Agent, the First Lien Creditor or the Borrower; or

(b)       contravene any provision of this Agreement.

6.2       Amendments to Third Lien Documents. Without the prior written consent of the First Lien Creditor, no Third Lien Document may be amended, supplemented or otherwise modified, and no new Third Lien Document may be entered into, in each case if the effect of such amendment, supplement, modification or new Third Lien Document is to do any of the following:

(a)       change or amend any term if such change or amendment would have a material adverse effect on the rights and obligations of the First Lien Creditor or the Collateral Agent, materially increase the obligations of the Borrower or otherwise confer additional material rights to the holder of such Third Lien Obligation in a manner adverse to the Collateral Agent, the First Lien Creditor or the Borrower; or

(b)       contravene any provision of this Agreement.

Section 7.      Release of Collateral

7.1       Direction to Release. The Collateral Agent shall upon request by the Borrower, and is hereby authorized and directed (without any further notice or consent to or of any Secured Party) to, promptly release any Lien held by the Collateral Agent for the benefit of the Secured Parties against any of the following:

(a)       all of the Collateral, upon receipt of a written notice from each Creditor that all Secured Obligations have been paid in full;

(b)       any Collateral in connection with any Collateral Enforcement Action permitted under this Agreement and the Transaction Documents; or

(c)       any Collateral sold or otherwise disposed of by the Borrower, if such sale or disposition is not otherwise prohibited by this Agreement and otherwise permitted by the Transaction Documents.

7.2       Further Assurances. The Collateral Agent is hereby authorized and directed to execute and deliver or file such termination and partial release statements and take such other actions as are reasonably necessary to release (or subordinate) Liens pursuant to this Section 8 promptly upon the effectiveness of any such release (or subordination).

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Section 8.      Attorney in Fact; Execution of Releases

(a)       Each of the Second Lien Collateral Agent and the Third Lien Collateral Agent hereby irrevocably constitutes and appoints the First Lien Creditor and any officer or agent thereof (including the Collateral Agent), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Collateral Agent and the Second Lien Collateral Agent, and in the name of the Second Lien Collateral Agent or the Third Lien Collateral Agent, as applicable, or in the First Lien Creditor’s own name, for the purpose of carrying out the terms of this Agreement, to take, prior to the payment in full of all First Lien Obligations, any appropriate action (including executing any document or instrument necessary or desirable) to accomplish the purpose of, or obtaining or preserving the full benefits of, this Agreement and the rights and powers herein granted, including to ensure the validity, perfection or priority of the Second Liens and the Third Liens.

(b)       Without limiting the generality of the foregoing, each of the Second Lien Collateral Agent and the Third Lien Collateral Agent hereby gives the First Lien Creditor and any officer and agent thereof (including the Collateral Agent) the power and right, on behalf of the Second Lien Collateral Agent and the Third Lien Collateral Agent, without notice to or assent by the Second Lien Creditor or the Third Lien Creditor, to do, prior to the payment in full of the First Lien Obligations, any of the following, to the extent the Second Lien Collateral Agent or the Third Lien Collateral Agent would be permitted to do so under the First Lien Documents, Second Lien Documents and the Third Lien Documents:

(i)       file of any financing or continuation statement under the UCC or other similar applicable Regulation;

(ii)       take possession of, and indorse and collect, either in the name of the Second Lien Creditor or its own name, any item that is required to be turned over to the First Lien Creditor pursuant to Section 3.1;

(iii)       execute, in connection with any release of any Collateral described in Section 8 (Release of Collateral) for which the Second Lien Creditor or the Third Lien Creditor, as applicable, is obligated under such Section 8 (Release of Collateral) to release or subordinate its Second Liens or Third Liens, as aplicable, any termination, partial release, endorsement, assignment, other instrument of conveyance or transfer, any subordination agreement or any other document with respect to such Collateral necessary or appropriate to effect such release or subordination; and

(iv)       direct the Collateral Agent to do any of the foregoing.

(c)       Each of the Second Lien Collateral Agent and the Third Lien Collateral Agent hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable.

(d)       Notwithstanding the grant of the foregoing power of attorney, nothing in this Section 9 is intended to in any way relieve the Borrower of its obligations to comply with Regulations or applicable Contractual Obligations with respect to the release of collateral under any Second Lien Document or the Third Lien Documents.

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Section 9.         Rights and Remedies of First Lien Creditor

9.1       Continuing Rights with Respect to First Lien Obligations

(a)       Without limiting the other rights the First Lien Creditor may have under this Agreement or the Transaction Document and subject to the rights of the Second Lien Creditor, the Third Lien Creditor and other limitations expressly set forth in Section 4 (Exercise of Second Lien Remedies) and Section 5 (Insolvency Proceedings) and to the limitations expressly set forth in Section 7 (Amendments) or otherwise expressly set forth in this Agreement, the First Lien Creditor may (but shall not be obligated to), and shall have the exclusive right, prior to the payment in full of the First Lien Obligations, without any consultation with, any consent of, any duty to (or, except as otherwise expressly provided hereunder, notice to) the Second Lien Creditor or the Third Lien Creditor, without regard to any right or interest the Second Lien Creditor or the Third Lien Creditor may have in the Collateral or otherwise, without incurring any liability to the Second Lien Creditor or the Third Lien Creditor and without impairing or releasing any of the subordination, priorities and other obligations of the Second Lien Creditor or the Third Lien Creditor provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Creditor or the Third Lien Creditor is affected, impaired or extinguished thereby), to do, delay or not do (or direct the Collateral Agent to do, delay or not do) each of the following, all in such order, at such time and in such manner as it may determine in the exercise of its sole discretion:

(i)       manage, supervise, maintain, or make further, extensions of credit to the Borrower under the First Lien Documents and First Lien Obligations, including changing duties or provisions, the manner, place or terms of payment or change the time of payment of, and modifying, whether by course of conduct or otherwise, any First Lien Document, First Lien Obligation, First Lien or guaranty of any First Lien Obligation and entering into any Refinancing of any First Lien Obligation;

(ii)       settle or compromise any First Lien Obligation, any insurance policy covering the Collateral or any other liability of the Borrower with respect to the Collateral or the First Lien Obligations and apply or permit any other Person to apply any sums by whomsoever paid and however realized with respect to the Collateral or any First Lien Obligation to any liability (including the First Lien Obligations), or change any such application, in each case in any manner, in any order and for any purpose;

(iii)       require the Borrower to provide, or otherwise accept, additional Collateral (including if the LTV Ratio shall equal or exceed the Collateral Call Percentage);

(iv)       take, elect to take, delay in or refrain from taking any Collateral Enforcement Action, sell (including if the LTV Ratio equals or exceeds the Liquidation Percentage or if the Borrower shall have failed to deposit additional Collateral as required within the time required), exchange, release, surrender, collect on, realize upon, enforce rights, exercise remedies (including rights and remedies of a secured lender under the UCC or any other applicable Regulation of any applicable jurisdiction and rights and remedies of a secured creditor under any Bankruptcy Law), elect rights or remedies, delay in or refrain from exercising any rights or remedies and otherwise deal freely with in any manner and in any order any Collateral in accordance with the terms of the First Lien Documents as if the Second Liens and Third Liens did not exist, including collecting on any account or general intangible that is part of the Collateral, sending Blockage Notices with respect to deposit accounts and similar notices with respect to securities accounts and other accounts containing Collateral, approve any award granted in any condemnation or similar proceeding affecting the Collateral, exercising rights under any Landlord Waiver or Bailee’s Letter, making determinations regarding dispositions pursuant to §363(f) of the Bankruptcy Code and similar Bankruptcy Laws, appointing an agent to sell or otherwise dispose of Collateral, credit bidding the debt owing to the First Lien Creditor and incurring fees and expenses in connection with any sale or other disposition of Collateral; and

(v)       commence or join any Person in commencing any Insolvency Proceeding with respect to the Borrower, participate or consent to any Post-Petition Financing, take any of the actions set forth in any of the subclauses of Section 5.1(a) (Waivers) or object, whether in any Insolvency Proceeding or otherwise, to any action taken by any Person (including the Second Lien Creditor and the Third Lien Creditor), including to the Second Lien Creditor or the Third Lien Creditor seeking Adequate Protection or asserting any right or remedy, whether under this Agreement, the Transaction Documents or otherwise.

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(b)       The Second Lien Collateral Agent, the Third Lien Collateral Agent and the Borrower understand and agree to the following:

(i)       The Collateral Claim Percentage and the Collateral Claim Period are intended to provide the Borrower an opportunity to provide additional Collateral in the absence of any other Event of Default, and that the concept of Liquidity Percentage is necessary and appropriate to protect the Lender against periods of high volatility and rapid changes in value of the Collateral. As a result, the Borrower and the Second Lien Creditor and the Third Lien Creditor may see the Collateral being sold without notice, at a time when it is losing its value rapidly, even if such loss of value is ultimately temporary and even at a time when the Borrower is willing and able to repay the First Lien Obligations through other means.

(ii)       Anything else in any First Lien Document notwithstanding, certain events may add assets to the Collateral (or otherwise transform part of the Collateral) so as to make it technologically difficult or impossible for the First Lien Creditor or the Collateral Agent to transfer all or part of the Collateral to the Borrower or the Second Lien Creditor or the Third Lien Creditor. Neither the First Lien Creditor nor the Collateral Agent shall be liable for any Losses to the Borrower, the Second Lien Creditor, the Third Lien Creditor or their respective Affiliates or other Persons from such event.

(iii)       (x) any transfer of Collateral, either to or from the Borrower or other parties, results in transfer fees (such as mining fees, etc.) and that such transfer fees are the responsibility of the Borrower and are typically deducted directly from such Collateral and reduce its value, so that, even if the Borrower pays all Obligations in full in cash, the Collateral returned to the Borrower or the Second Lien Collateral Agent or the Third Lien Collateral Agent shall be reduced by such transfer fees, (y) it may not be possible to sell at the price shown in the Valuation Index at the time of the sale due to market conditions and to the time necessary to complete all steps to sell the Collateral and (z) the Lender will use its judgment to make choices to obtain what it feels is the best price for the Collateral to get the Obligations repaid and these choices will not necessarily reflect the choices the Borrower would have made to obtain the best value for the Collateral as a whole.

9.2       Continuing and Irrevocable Rights Under this Agreement. This is a continuing agreement of lien subordination. All rights and remedies of the First Lien Creditor and all obligations of the Second Lien Collateral Agent and the Third Lien Collateral Agent under this Agreement shall remain in full force and effect until payment in full of all First Lien Obligations irrespective of, and no right or remedy of the First Lien Creditor under this Agreement shall be prejudiced or impaired at any time by, any of the following: (a) any action described in 7.3 (Amendments; Legends) or Section 10.1 (Continuing Rights with Respect to First Lien Obligations), (b) any lack of validity or enforceability of any First Lien Document, any Second Lien Document or any Third Lien Document, (c) the commencement of any Insolvency Proceeding or any other Collateral Enforcement Action, (d) any act or failure to act on the part of the Borrower or the First Lien Creditor, (e) any noncompliance by any Person with the terms, provisions and covenants of this Agreement or any Transaction Document, regardless of any knowledge thereof that the First Lien Creditor may have or be otherwise charged with or (f) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Borrower in respect of any First Lien Obligation or of the Second Lien Creditor or the Third Lien Creditor in respect of this Agreement, any Second Lien Document or Third Lien Document. All consents, waivers and other provisions set forth herein for the benefit of the First Lien Creditor are irrevocable (except in a writing signed by the First Lien Creditor as provided in Section 14.1 (Amendments; Waivers)), and each of the Second Lien Collateral Agent , the Third Lien Creditor and the Borrower hereby waives any right under applicable Regulations to revoke any such consent, waiver or other provision of this Agreement.

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Section 10.         Representations and Warranties

Each party hereto represents and warrants as follows: (a) such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms and (c) the execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any applicable Regulation or the Constituent Documents of such party or any order of any Governmental Authority binding upon such party.

Section 11.         Independent Analysis; No Warranties; No Duties

11.1       Independent Analysis.

(a)       Each Secured Party has, independently and without reliance on any other Secured Party, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into this Agreement, the Transaction Documents, and the transactions contemplated hereby and thereby and each of the Second Lien Collateral Agent and the Third Lien Collateral Agent will continue to make its own credit decision in taking or not taking any action under the Second Lien Documents or Third Lien Documents, as applicable, and this Agreement.

(b)       The First Lien Creditor, on the one hand, and the Second Lien Collateral Agent and the Third Lien Collateral Agent collectively, on the other hand, shall each, without reliance on the other or on the Collateral Agent, be responsible for keeping themselves informed of (a) the financial condition of the Borrower and all endorsers or guarantors of the Secured Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Secured Obligations.

(c)       No Secured Party shall have any duty to advise any other Secured Party of information known to it regarding such condition or any such circumstances or otherwise. In the event the First Lien Creditor, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Creditor or the Third Lien Creditor, it or they shall be under no obligation (i) to provide any additional information or to provide any such information on any subsequent occasion, (ii) to undertake any investigation or (iii) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential.

11.2       No Warranties or Liability

(a)       No Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any Transaction Document.

(b)       None of the Collateral Agent and the First Lien Creditor shall have any duty or liability to the Second Lien Creditor or the Third Lien Creditor with respect to, and each of the Second Lien Creditor and the Third Lien Creditor hereby waives all claims against the First Lien Creditor or the Collateral Agent arising out of, any and all actions that the First Lien Creditor or the Collateral Agent may take or permit or omit to take pursuant to Section 10.1 (Continuing Rights with Respect to First Lien Obligations) or otherwise with respect to any of the following: (i) any First Lien Document, (ii) the collection of any First Lien Obligation, (iii) the foreclosure upon, or sale, liquidation or other disposition of, any Collateral, (iv) the release of any Lien or (v) the maintenance or preservation of any Collateral, any First Lien Obligation or any right of or benefit to the First Lien Creditor.

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(c)       Without limiting the foregoing, none of the First Lien Creditor and the Collateral Agent shall have any duty to the Second Lien Creditor or the Third Lien Creditor to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrower (including the Transaction Documents), regardless of any knowledge thereof that the First Lien Creditor or the Collateral Agent may have or be charged with.

Section 12.        Collateral Agent

12.1       Appointment

(a)       Each Creditor hereby irrevocably appoints _____________ as “Collateral Agent” hereunder to handle matters relating to the Collateral, and each Creditor hereby irrevocably authorizes the Collateral Agent to take such actions on its behalf and to exercise such power as are delegated to the Collateral Agent by the terms of this Agreement or any related document as well as all powers such Creditors have under the Transaction Documents with respect to the Collateral, together with such actions and powers as are reasonably incidental thereto, in accordance with the terms of this Agreement or any related document or Transaction Document. The provisions of this Section 12 are solely for the benefit of the Collateral Agent and the Borrower shall not have any rights as a third party beneficiary of any provision thereof. It is understood and agreed that the use of the term “agent” herein or in any other Transaction Document (or any other similar term) with reference to the Collateral Agent is not intended to connote, and the Collateral Agent does not assume and shall not be deemed to have assumed, any fiduciary, trust or other implied (or express) obligation or relationship arising under agency doctrine of any applicable Regulation. Without limiting the foregoing, the Collateral Agent shall not (a) be subject to any fiduciary or implied duties, regardless of whether a Default has occurred or (b) except as expressly set forth in this Agreement or the Transaction Documents, have any duty to disclose, or be liable for any failure to disclose, any information relating the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity. Instead, such term is used as a matter of market custom, and is intended to create or reflect only a ministerial relationship between contracting parties, mostly for administrative purposes.

(b)       The Collateral Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or any Transaction Document to which the Collateral Agent is a party as such, and the Collateral shall not have any duty to take any discretionary action or exercise any discretionary powers, except for those expressly mentioned by this Agreement or any Transaction Document as required to be taken by the Collateral Agent upon the direction of all or part of the Creditors; provided, that, even in such cases, the Collateral Agent shall not be required to take any action that, in the opinion of the Collateral Agent, may expose the Collateral Agent to liability or that is contrary to any Transaction Document or any applicable Regulation. Notwithstanding anything to the contrary contained herein, the Collateral Agent shall not be required to take any action which is contrary to this Agreement or any Transaction Document to which the Collateral Agent is a party or any applicable Regulation. The Collateral Agent shall not (i) be required to initiate or conduct any litigation or collection proceeding hereunder or under any Transaction Document to which the Collateral Agent is a party, unless required by the terms of this Agreement or any Transaction Document (and the Collateral Agent shall have been indemnified to its satisfaction for costs, claims and expenses to be incurred by it), or (ii) be responsible for any action taken or omitted to be taken by it hereunder, under this Agreement or any Transaction Document to which the Collateral Agent is a party or in connection herewith or therewith, except in the case of its own gross negligence or willful misconduct.

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(c)       None of the Collateral Agent or any Creditor nor any of their respective Affiliates shall be responsible to any other Creditor for any recitals, statements, representations or warranties made by the Borrower or any of its Affiliates contained in this Agreement or any Transaction Document or in any certificate or other document referred to or provided for in, or received by any Creditor under, this Agreement or any Transaction Document, for the value, validity, effectiveness, genuineness, enforceability, priority or sufficiency of this Agreement or any Transaction Document or any other document referred to or provided for herein or therein or for any failure by the Borrower or any of its Affiliates to perform their respective obligations hereunder or thereunder. Each Creditor represents that it has, independently and without reliance on the Collateral Agent or any other Creditor, and based on such documents and information as it has deemed appropriate, made its own appraisal of the Collateral and the Transaction Documents, the financial condition and affairs of the Borrower and its own decision to enter into this Agreement and the other Transaction Documents to which it is a party and agrees that it will, independently and without reliance upon the Collateral Agent or any other Creditor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement and the Transaction Documents to which it is a party. Neither the Collateral Agent nor any Creditor shall be required to keep informed as to the performance or observance by the Borrower or any of its Affiliates under the Transactions Documents or any other document referred to or provided for therein or to make inquiry of, or to inspect the properties or books of, the Borrower or such Affiliates. Except for notices, reports and other documents and information expressly required to be furnished to the Creditors by the Collateral Agent hereunder and under the Transaction Documents, none of the Collateral Agent or any Creditor shall have any duty or responsibility to provide any other Creditor with any credit or other information concerning the Borrower, or any Affiliate thereof, which may come into the possession of the Collateral Agent or such Creditor or any of its or their Affiliates.

(d)       The Collateral Agent may execute any of its duties or powers under this Agreement and the Collateral Documents by or through agents, attorneys-in-fact, receivers or employees and shall be entitled to advice of counsel concerning all matters pertaining to such duties and may in all cases pay such reasonable compensation to all such agents, attorneys-in-fact, receivers and employees as may reasonably be employed in connection with its duties hereunder. The Collateral Agent may act upon the opinion or advice of any attorney (including in-house counsel) selected by the Collateral Agent in the exercise of reasonable care. The Collateral Agent shall not be responsible for any Loss resulting from any action or inaction taken or not taken, as the case may be, in good faith in reliance upon such opinion or advice. The Collateral Agent without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates.

(e)       The Creditors hereby authorize the Collateral Agent to execute, deliver and perform each of the Transaction Documents to which the Collateral Agent is or is intended to be a party, and each Creditor agrees to be bound by all of the agreements of the Collateral Agent contained in, and all of the other terms and conditions of, the Transaction Documents.

(f)       Without the prior written consent of all Creditors (except as the Controlling Creditor is entitled to instruct, and so instructs, pursuant to this Agreement or the Transaction Documents or as may be otherwise required under the Transaction Documents), the Collateral Agent shall not (a) release any Collateral or otherwise terminate any Lien under any Transaction Document, (b) consent to any modification, supplement, amendment, termination or waiver of any Transaction Document or (c) consent to any Lien under any Transaction Document securing obligations other than the Secured Obligations; provided that no such consent shall be required, and the Collateral Agent is hereby authorized, to release any Lien covering Collateral if such release of Collateral is expressly permitted under the applicable Transaction Documents or is made in connection with a Collateral Enforcement Action or otherwise in connection with the exercise of remedies taken by, or at the written direction of the relevant Controlling Creditor pursuant to the Transaction Documents and in accordance with this Agreement. Unless otherwise directed the Collateral Agent may take such action, to the extent permitted under the Transactions Documents, as it considers desirable or necessary to preserve or perfect its interest in the Collateral.

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(g)       For the avoidance of doubt, nothing in this Agreement or in any other Transaction Document shall limit the obligations of the Borrower under any Transaction Document, including any obligation of the Borrower to obtain any consent or approval of the Secured Parties or any other Person required to be obtained by such Borrower prior to any amendment of, modification or supplement to or waiver under any Transaction Document. The Borrower shall not request the consent of the Collateral Agent and the Collateral Agent shall not consent to any amendment of, modification or supplement to or waiver under any Transaction Document unless and until the Borrower shall have first obtained all such required consents and approvals.

12.2       Actions; Direction of Creditors; Notices

(a)       Except as set forth in clause (b) below, the Collateral Agent shall take, or refrain from taking, any action as directed in writing by the Controlling Creditor or any other action that does not contradict any provision of this Agreement as directed in writing by (i) the Controlling Creditor or (ii) the other Creditor; provided, that (x) in case of conflict between directions validly given pursuant to clause (i) above and directions validly given pursuant to clause (ii) above, such directions given pursuant to clause (i) above shall govern and (y) in case of conflict between any other directions validly given pursuant to this clause (b), the directions last received by Collateral Agent shall govern.

(b)       From and after the receipt of any Notice of Default and prior to the withdrawal of all pending Notices of Event of Default, the Collateral Agent shall take, or refrain from taking, any action directed in writing by the Creditors jointly or any other action that does not contradict any provision of this Agreement as directed in writing by (i) the Controlling Creditor and (ii) solely to the extent empowered to do so pursuant to Section 4.2 (Termination of Standstill), the Second Lien Creditor or the Third Lien Creditor, as applicable; provided, that (x) directions given pursuant to clause (ii) above shall expire no later than when the power to give such directions shall expire and (y) in case of conflict between any other directions validly given pursuant to this clause (b), taking into account the preceding clause (x), the directions last received by Collateral Agent shall govern. In the event all of the Events of Default giving rise to any Notice of Default issued by either Creditor has been cured or waived or otherwise has ceased to exist pursuant to the applicable Transaction Document, such Creditor shall withdraw such Notice of Default by written notice of such withdrawal to the Collateral Agent.

(c)       In the event that the Collateral Agent shall have received instructions from the Controlling Lender which the Collateral Agent believes are inconsistent, the Collateral Agent shall notify the Controlling Lender of such belief and the Collateral Agent shall be entitled to refrain from following such conflicting instructions until such instructions are clarified to the reasonable satisfaction of the Collateral Agent by the Controlling Lender; provided that if such conflicting instructions are not so clarified within the time requested by the Collateral Agent, the Collateral Agent shall, subject to the terms and conditions hereof, exercise such remedies hereunder and under the Transaction Documents as the Collateral Agent believes are appropriate under its preferred reading of such instructions.

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(d)       No Secured Party may instruct the Collateral Agent to take any action that such Secured Party itself is prohibited to take under this Agreement or any Transaction Document. The Collateral Agent waives and agrees not to exercise all rights it holds solely for the benefit of the Second Lien Creditor and the Third Lien Creditor hereunder to the same extent that each of the Second Lien Creditor and the Third Lien Creditor has waived or agreed not to exercise such rights under this Agreement or under any Transaction Document. The Collateral Agent shall be entitled to rely upon, and shall have no duty to investigate the accuracy of the matters stated in, any certificate, notice or other document (including any cable, telegram, telecopy or telex) reasonably believed by it to be genuine and to have been signed or sent by or on behalf of the proper Person or Persons.

(e)       The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default unless the Collateral Agent has received written notice from a Secured Party describing such Default or Event of Default and stating that such notice is a “Notice of Default”. The Collateral Agent shall take such action with respect to such Default or Event of Default as so directed by the Controlling Creditor (in accordance with the provisions of the Transaction Documents); provided that, unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Secured Parties generally (without having regard to the specific interests of any Secured Party) or, at the discretion of the Collateral Agent, in the best interest of the Controlling Creditor.

(f)       The Controlling Creditor shall promptly send to the other Creditor a copy of any written direction given by such Controlling Creditor pursuant to this Section 13.2, and the Collateral Agent shall provide to each Creditor a copy of any written direction received from any other Secured Party pursuant to this Section 13.2; provided, that the failure to comply with this clause (d) shall not impair any right, power or remedy of any Secured Party under any Transaction Document.

(g)       In the event that the Collateral Agent is instructed to proceed to take any Collateral Enforcement Action or otherwise sell or otherwise dispose of, or take any other action with respect to, any or all of the Collateral or to take any other action pursuant to this Agreement or any other Transaction Document, then, upon the request of the Collateral Agent, each Creditor shall notify the Collateral Agent in writing, as of any time the Collateral Agent may specify in such request, of (a) the aggregate amount of the applicable Secured Obligations owing under the applicable Transaction Documents, (b) the components of such Secured Obligations and (c) such other information as the Collateral Agent may reasonably request.

(h)       Nothing in this Section 13.2 shall impair the right of the Collateral Agent in its discretion to take or omit to take any action deemed proper by the Collateral Agent under this Agreement and the Transaction Documents and that it believes in good faith is not inconsistent with any direction of the Controlling Creditor delivered pursuant to this Section 13.2; provided, the Collateral Agent shall not be under any obligation to take any discretionary action under the provisions of this Agreement or any Transaction Document unless so directed by the Controlling Creditor.

12.3       No Duties.

(a)       The Collateral Agent and the First Lien Creditor shall have no obligation whatsoever to any Secured Party to ensure that the Collateral in their possession or under their control is genuine or owned by the Borrower or to preserve the rights or benefits of any Person except as expressly set forth in this Agreement. Neither Collateral Agent nor the First Lien Creditor shall have, by reason of this Agreement, any Transaction Document or any other document, a fiduciary relationship with the Second Lien Creditor or the Third Lien Creditor.

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12.4       Indemnification. Each Creditor agrees to indemnify the Collateral Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Lender’s ratable share (calculated based on the outstanding principal amount of the Secured Obligations owing to, including commitments of, such Creditors) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Collateral Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the Transaction Documents or any action taken or omitted by the Collateral Agent under this Agreement or the other Transaction Documents; provided, that no such Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Collateral Agent’s or such Affiliate’s gross negligence, bad faith or willful misconduct. Without limiting the foregoing, each such Lender further agrees to reimburse the Collateral Agent promptly upon demand for its ratable share (calculated based on the outstanding principal amount of the Secured Obligations owing to, and commitments of, such Creditors) of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the Transaction Documents, to the extent that the Collateral Agent is not reimbursed therefor by the Borrower.

12.5       Limitation of Liability. The Collateral Agent shall have no liability (whether in contract, tort or otherwise) to any Secured Party for or in connection with the transactions contemplated hereby or by any Transaction Document, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Collateral Agent’s gross negligence or willful misconduct.

12.6       Resignation and Removal

(a)       The Collateral Agent may resign at any time by giving written notice thereof to the Creditors and the Borrower and shall, immediately upon giving such notice, be discharged from its duties and obligations under this Agreement and the Transaction Documents. The Collateral Agent may be removed at any time by the Creditors, acting jointly, by giving written notice thereof to the Collateral Agent and the Borrower. Upon any such resignation or removal, the Creditors acting jointly shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 30 days following the notice of resignation or removal, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld or delayed and shall not be required upon the occurrence and during the continuance of an Event of Default).

(b)       Upon the acceptance of any such appointment by a successor Collateral Agent, such successor Collateral Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Collateral Agent hereunder and under the Transaction Documents. Promptly after the retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the retiring Collateral Agent shall, upon reimbursement of its expenses and receipt of appropriate indemnfications, take such action as may be reasonably necessary to assign to the successor Collateral Agent its rights as Collateral Agent under the Collateral Documents and to protect and maintain the Liens held by the Collateral Agent for the benefit of the Secured Parties (including delivery of any Collateral in its possession to the successor Collateral Agent). After such resignation, the retiring Collateral Agent shall continue to have the benefit of this Section 13 and the remainder of this Agreement and the Transaction Documents any as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement and the Transaction Documents. The Collateral Agent shall not be obligated to pay any fee or expense of any successor Collateral Agent.

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(c)       Prior to any Person accepting its appointment as a successor Collateral Agent, the Controlling Creditor shall assume and perform all of the duties of the retiring Collateral Agent hereunder until such time, if any, as a successor Collateral Agent shall become the Collateral Agent hereunder.

(d)       Any Person (i) into which the Collateral Agent may be merged or consolidated or (ii) which may result from any merger, conversion, or consolidation to which the Collateral Agent shall be a party, which corporation, if requested by any Creditor, executes an agreement of assumption to perform every obligation of the Collateral Agent under this Agreement and the Transaction Documents, shall be the successor of the Collateral Agent hereunder without the execution or filing of any instrument or any further act on the part of any of the parties hereto.

Section 13.        Miscellaneous

13.1       Amendments; Waivers. No amendment, modification or waiver of any provision of this Agreement shall be deemed to be made unless the same shall be in writing signed by each of the First Lien Creditor, the Second Lien Creditor, the Third Lien Creditor and, in the absence of any continuing Event of Default and, with respect to modifications to, or waivers with respect to, Section 8 (Release of Collateral) or any other modification or waiver materially affecting any right, obligation or duty of the Borrower, the Borrower. In the case of a waiver of any provision of this Agreement, such waiver shall be effective only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

13.2       Consent of Borrower. The Borrower hereby consents to the provisions of this Agreement.

13.3       Reliance by First Lien Creditor. The consent by the First Lien Creditor to the execution and delivery of the Second Lien Documents and the Third Lien Documents and to the grant to the Second Lien Creditor of a Second Lien on the Collateral as well as to the Third Lien Creditor of a Third Lien on the Collateral and all extensions of credit made or deemed made on and after the date hereof by the First Lien Creditor to the Borrower are given, made or deemed made in reliance upon this Agreement.

13.4       Consequential Damages. In no event shall any party hereto be liable on any theory of liability for any special, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each Secured Party hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

13.5       Notices. All notices, demands, requests, consents and other communications provided for in this Agreement shall be given as set forth in any applicable First Lien Document, Second Lien Document or Third Lien Document for such party or beneficiary (and notice to the Collateral Agent shall be given to the First Lien Lender unless otherwise notified by the Collateral Agent to all other parties hereto).

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13.6       Effectiveness; Assignments; Refinancing. This Agreement shall become effective when executed and delivered by the parties hereto and, thereafter, shall be binding upon the parties hereto and their successors and assigns, and shall remain in full force and effect after the commencement of any Insolvency Proceeding. This Agreement may not be assigned by any Secured Party except in connection with a corresponding permitted assignment of the rights of such Secured Party as such under the corresponding Transaction Documents and may not be assigned by the Borrower. Should any Post-Petition Financing or any Refinancing of any Secured Obligation occur, this Agreement shall apply to such Post-Petition Financing or Refinancing to the same extent as to the original Secured Obligations, and the parties hereto agree to enter into conforming changes to this Agreement, if any, as may be necessary or appropriate to ensure or evidence such application.

13.7       No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of the First Lien Creditor, the Second Lien Creditor, the Third Lien Creditor the Borrower and each of their respective successors and (if permitted) assigns and, to the extent applicable, the Borrower, the Second Lien Creditor, the Third Lien Creditor and their respective successors and (if permitted) assigns. No other Person, shall have or be entitled to assert rights or benefits hereunder, including, other than with respect to Section 2.3(a) (No Additional Liens) and Section 7 (Release of Collateral), the Borrower. Except for Section 2.3(a) (No Additional Liens) and Section 7 (Release of Collateral), nothing herein shall be construed to grant any right or give any benefit to the Borrower or to modify, as between the Borrower and the Secured Parties only, any right or remedy any Secured Party may have against the Borrower (including any right of any Secured Party to receive payments of principal and interest permitted hereunder) or any obligation of the Borrower.

13.8       Specific Performance. The First Lien Creditor may demand specific performance of this Agreement. Each of the Second Lien Creditor and the Third Lien Creditor hereby irrevocably waives any defense it might have based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the First Lien Creditor.

13.9       Further Assurances. Each of the Collateral Agent, the Second Lien Creditor and the Third Lien Creditor agrees that it shall take such further action and shall execute and deliver to the First Lien Creditor such additional documents and instruments (in recordable form, if requested) as the First Lien Creditor may reasonably request to effectuate the terms of and the Lien priorities contemplated by, this Agreement.

13.10       Governing Law. This Agreement shall be interpreted, and the rights and liabilities of the parties hereof determined, in accordance with the law of the State of New York.

13.11       Consent to Jurisdiction; Waivers.

(a)       Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(b)       Each Secured Party and each other party hereto hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to such party at its address specified in Section 14.5 (Notices). Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by any applicable Regulation.

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(c)       Each Secured Party and each other party hereto irrevocably waives trial by jury in any action or proceeding with respect to this Agreement.

13.12       Severability. Any provision this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace any part of any provision so held illegal, invalid or unenforceable so as to replace it with valid provisions the economic effect of which comes as close as possible to such part of such provision held illegal, invalid or unenforceable.

13.13       Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

13.14       Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission or by posting on the Approved Electronic Platform shall be as effective as delivery of a manually executed counterpart hereof.

13.15       Entire Agreement. This Agreement, together with all Transaction Documents, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and the provisions of any Transaction Documents, the provisions of this Agreement shall govern.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

________________,
as First Lien Creditor and Collateral Agent

By:
Name:
Title:

Pravin Mistry, as Second Lien Collateral Agent

DPW HOLDINGS, INC.,
as Third Lien Collateral Agent

By:
Name:	Milton C. Ault, III
Title:	Chief Executive Officer

Avalanche International, Corp.,
as Borrower

By:
Name:	Phil Mansour
Title:	Chief Executive Officer

[Signature Page to Intercreditor Agreement]